                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


Retirement Plan Committee of the Board of Directors
Western Digital Corporation
Retirement Savings and Profit Sharing Plan:

We consent to the incorporation by reference in the Registration Statement
(No. 33-56128) on Form S-8 of Western Digital Corporation Retirement Savings and Profit Sharing Plan of our report dated December 14, 1998, relating to the statements of net assets available for plan benefits of Western Digital Corporation Retirement Savings and Profit Sharing Plan as of June 30, 1997 and 1998 and the related statements of changes in net assets available for plan benefits for the years then ended and supplemental schedules, which report appears in the June 30, 1998 annual report on Form 11-K of Western Digital Corporation Retirement Savings and Profit Sharing Plan.


                                                  KPMG PEAT MARWICK LLP


Orange County, California
December 23, 1998



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